DERIVED INFORMATION  [6/06/06]

[$823,225,000]
Senior, Mezzanine & Subordinate Bonds Offered
(Approximate)

[$835,975,100]
Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2006-5

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[U.S. Bank, N.A.]

Trustee

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-130884. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be

HEAT 2006-5
TOTAL

Total Number of Loans		4,173
Total Loan Balance		824,907,636
Average Loan Balance		197,677
WA CLTV (w/o Silent Seconds)		79.6%
WAC		7.93%
WA FICO		631
WALA		4
WAM		353
Fxd Rate		13.4
IOs		19.5
MH		0.0
1st Lien		98.1
2nd Lien		1.9
Occupancy--OO		92.5
Doc Type--Full/Alternative		55.7
Stated Doc		17.9
Cash Out Refi		47.7
Purchase		46.7
Loans with silent seconds :
% of Portfolio w/ SS		43.0%
$ amount		354,699,814
# of First Liens w/ SS		1,696
CLTV of Total Portfolo (that includes silent 2nds)		87.9%
California		27.3%
Prepay Penalties		77.3%
Pre-Funding Balance
Expected Final Pool

Mortgage Rate
	Balance
5.000 - 5.499	2,170,224	0.3%
5.500 - 5.999	25,044,583	3.0%
6.000 - 6.499	37,569,124	4.6%
6.500 - 6.999	112,815,675	13.7%
7.000 - 7.499	108,464,593	13.1%
7.500 - 7.999	191,403,682	23.2%
8.000 - 8.499	111,133,357	13.5%
8.500 - 8.999	109,077,072	13.2%
9.000 - 9.499	50,300,969	6.1%
9.500 - 9.999	43,174,143	5.2%
10.000 - 10.499	14,916,261	1.8%
10.500 - 10.999	9,186,888	1.1%
11.000 - 11.499	3,161,815	0.4%
11.500 - 11.999	2,407,541	0.3%
12.000 - 12.499	2,084,974	0.3%
12.500 - 12.999	1,002,601	0.1%
13.000 - 13.499	355,481	0.0%
13.500 - 13.999	574,675	0.1%
14.000 - 14.499	63,977	0.0%
Total:	824,907,636	100%

Gross Margin
	Balance
2.000 - 2.500	11,567,572	1.4%
2.500 - 2.999	297,041	0.0%
3.000 - 3.499	1,182,154	0.1%
3.500 - 3.999	5,189,333	0.6%
4.000 - 4.499	15,346,012	1.9%
4.500 - 4.999	40,106,430	4.9%
5.000 - 5.499	138,687,285	16.8%
5.500 - 5.999	165,783,996	20.1%
6.000 - 6.499	122,156,036	14.8%
6.500 - 6.999	125,168,787	15.2%
7.000 - 7.499	36,399,598	4.4%
7.500 - 7.999	32,854,937	4.0%
8.000 - 8.499	12,259,248	1.5%
8.500 - 8.999	4,853,086	0.6%
9.000 - 9.499	1,592,632	0.2%
9.500 - 9.999	590,609	0.1%
10.000 - 10.499	58,422	0.0%
Fixed	110,814,455	13.4%
Total:	824,907,636	100%

ARM Maximum Rate
	Balance
10.500 - 10.999	690,883	0.1%
11.000 - 11.499	7,382,551	1.0%
11.500 - 11.999	35,193,827	4.9%
12.000 - 12.499	39,631,373	5.6%
12.500 - 12.999	98,157,717	13.7%
13.000 - 13.499	84,801,996	11.9%
13.500 - 13.999	172,815,287	24.2%
14.000 - 14.499	92,141,138	12.9%
14.500 - 14.999	80,074,954	11.2%
15.000 - 15.499	41,632,908	5.8%
15.500 - 15.999	32,288,276	4.5%
16.000 >=	29,282,271	4.1%
Total:	714,093,180	100%

ARM Minimum Rate
	Balance
2.500 - 2.999	201,041	0.0%
4.000 - 4.499	1,715,297	0.2%
4.500 - 4.999	941,139	0.1%
5.000 - 5.499	2,691,954	0.4%
5.500 - 5.999	37,943,359	5.3%
6.000 - 6.499	42,725,493	6.0%
6.500 - 6.999	104,921,250	14.7%
7.000 - 7.499	96,826,958	13.6%
7.500 - 7.999	163,796,551	22.9%
8.000 - 8.499	85,893,124	12.0%
8.500 - 8.999	85,768,394	12.0%
9.000 - 9.499	41,908,398	5.9%
9.500 - 9.999	32,401,349	4.5%
10.000 - 10.499	8,894,582	1.2%
10.500 - 10.999	5,158,111	0.7%
11.000 - 11.499	1,510,392	0.2%
11.500 - 11.999	583,959	0.1%
12.000 - 12.499	211,828	0.0%
Total:	714,093,180	100%

Initial Cap (%)
	Balance
1.00	958,872	0.1%
1.50	7,543,386	1.1%
2.00	99,287,237	13.9%
3.00	606,303,685	84.9%
Total:	714,093,180	100%

Periodic Cap (%)
	Balance
1.00	664,435,887	93.0%
1.50	24,773,581	3.5%
2.00	24,883,713	3.5%
Total:	714,093,180	100%

CLTV's (w/0 Silent Seconds)
	Balance
0.01 - 50.00	13,390,190	2.8%
50.01 - 55.00	5,541,291	1.2%
55.01 - 60.00	16,622,287	3.5%
60.01 - 65.00	25,089,464	5.3%
65.01 - 70.00	41,608,610	8.8%
70.01 - 75.00	52,266,760	11.1%
75.01 - 80.00	102,267,280	21.7%
80.01 - 85.00	70,473,457	15.0%
85.01 - 90.00	88,529,419	18.8%
90.01 - 95.00	30,215,193	6.4%
95.01 - 100.00	24,203,871	5.1%
Total:	470,207,822	100%

Credit Scores
	Balance
<= 499	90,911	0.0%
500 - 519	13,036,938	1.6%
520 - 539	28,887,671	3.5%
540 - 559	35,915,917	4.4%
560 - 579	44,332,271	5.4%
580 - 599	96,245,775	11.7%
600 - 619	136,843,862	16.6%
620 - 639	116,369,665	14.1%
640 - 659	128,655,941	15.6%
660 - 679	86,040,264	10.4%
680 - 699	51,537,023	6.2%
700 - 719	33,887,207	4.1%
720 - 739	25,602,294	3.1%
740 - 759	13,050,672	1.6%
760 >=	14,411,224	1.7%
Total:	824,907,636	100%

DTI
	Balance
<= 0.000	4,537,604	0.6%
0.001 - 11.000	8,519,790	1.0%
11.001 - 16.000	9,529,092	1.2%
16.001 - 21.000	15,186,736	1.8%
21.001 - 26.000	25,702,204	3.1%
26.001 - 31.000	50,682,353	6.1%
31.001 - 36.000	72,343,405	8.8%
36.001 - 41.000	138,237,754	16.8%
41.001 - 46.000	201,590,149	24.4%
46.001 - 51.000	251,049,509	30.4%
51.001 - 56.000	47,310,229	5.7%
56.001 - 61.000	218,811	0.0%
Total:	824,907,636	100%

Loan Balance
	Balance
<= 50,000	6,543,612.00	0.8%
50,001 - 100,000	60,171,646.00	7.3%
100,001 - 150,000	116,573,699.00	14.1%
150,001 - 200,000	128,827,635.00	15.6%
200,001 - 250,000	104,678,977.00	12.7%
250,001 - 300,000	87,860,920.00	10.7%
300,001 - 350,000	78,453,883.00	9.5%
350,001 - 400,000	65,209,493.00	7.9%
400,001 - 450,000	51,227,127.00	6.2%
450,001 - 500,000	40,610,795.00	4.9%
500,001 - 550,000	28,398,698.00	3.4%
550,001 - 600,000	19,549,234.00	2.4%
600,001 - 650,000	10,628,362.00	1.3%
650,001 - 700,000	8,187,710.00	1.0%
700,001 - 750,000	5,917,556.00	0.7%
750,001 - 800,000	3,144,212.00	0.4%
800,001 - 850,000	3,326,539.00	0.4%
850,001 - 900,000	1,764,983.00	0.2%
900,001 - 950,000	1,873,222.00	0.2%
950,001 >=	1,959,332.00	0.2%
Total:	824,907,636	100%

Occupancy Types
	Balance
Primary	763,261,380	92.5%
Second Home	4,502,875	0.5%
Investor	57,143,380	6.9%
Total:	824,907,636	100%

Loan Term
	Balance
120	128,205	0.0%
180	16,712,851	2.0%
181	77,188	0.0%
240	837,015	0.1%
360	807,152,377	97.8%
Total:	824,907,636	100%

Loan Purpose
	Balance
Purchase	385,362,567	46.7%
Refinance - Cashout	393,501,156	47.7%
Refinance - Rate Term	46,043,913.00	5.6%
Total:	824,907,636	100%

Product Type
	Balance
Fixed	110,814,455	13.4%
Floating	714,093,180	86.6%
Total:	824,907,636	100%

Interest Only
	Balance
2Y IO	3,112,953	0.4%
3Y IO	368,500	0.0%
5Y IO	155,542,871	18.9%
10Y IO	1,995,275	0.2%
Non IO	663,888,037	80.5%
Total:	824,907,636	100%

Hybrid Types
	Balance
6MO ARM	811,281	0.1%
1/29 ARM	-	0.0%
2/28 ARM	605,508,380	73.4%
3/27 ARM	100,263,446	12.2%
5/25 ARM	7,510,073	0.9%
15/15 ARM	-	0.0%
Fixed	110,814,455	13.4%
Total:	824,907,636	100%

Property Type
	Balance
Single Family	615,872,766	74.7%
PUD	102,197,237	12.4%
2-4 Family	54,858,483	6.7%
Condo	51,979,149	6.3%
MH	-	0.0%
Townhouse	-	0.0%
Total:	824,907,636	100%

Documentation
	Balance
Full	459,352,132	55.7%
Reduced	214,337,872	26.0%
Stated	147,604,293	17.9%
No Doc	3,613,339	0.4%
Total:	824,907,636	100%

Lien Priority
	Balance
First	809,533,606	98.1%
Second	15,374,029	1.9%
Total:	824,907,636	100%

Mortgage Insurance
	Balance
Mortgage Insurance	244,426	0.0%
Not Insured	824,663,209	100.0%

Coverage Down to:

Total:	824,907,635	100.0%

	Originator	Servicer
[Names of originators & servicers]

Geographic Distribution-States
State	Balance
Alabama	4,123,511	0.5%
Alaska	731,513	0.1%
Arizona	45,930,952	5.6%
Arkansas	1,299,554	0.2%
California	225,058,672	27.3%
Colorado	18,659,603	2.3%
Connecticut	7,140,161	0.9%
Delaware	2,169,019	0.3%
District of Columbia	2,092,516	0.3%
Florida	115,912,696	14.1%
Georgia	15,146,144	1.8%
Hawaii	2,789,611	0.3%
Idaho	6,003,716	0.7%
Illinois	48,008,861	5.8%
Indiana	4,114,363	0.5%
Iowa	1,479,575	0.2%
Kansas	1,927,400	0.2%
Kentucky	3,579,804	0.4%
Louisiana	2,216,997	0.3%
Maine	1,693,173	0.2%
Maryland	33,230,126	4.0%
Massachusetts	5,359,258	0.7%
Michigan	15,661,685	1.9%
Minnesota	10,473,158	1.3%
Mississippi	3,608,076	0.4%
Missouri	7,577,864	0.9%
Montana	1,136,373	0.1%
Nebraska	708,112	0.1%
Nevada	31,958,033	3.9%
New Hampshire	2,085,520	0.3%
New Jersey	23,554,128	2.9%
New Mexico	3,565,204	0.4%
New York	9,744,702	1.2%
North Carolina	8,249,426	1.0%
North Dakota	163,775	0.0%
Ohio	19,708,019	2.4%
Oklahoma	3,153,617	0.4%
Oregon	16,346,693	2.0%
Pennsylvania	17,722,552	2.1%
Rhode Island	1,327,401	0.2%
South Carolina	6,098,219	0.7%
South Dakota	104,406	0.0%
Tennessee	7,179,058	0.9%
Texas	17,111,085	2.1%
Utah	7,559,059	0.9%
Vermont	1,221,924	0.1%
Virginia	24,787,636	3.0%
Washington	26,727,569	3.2%
West Virginia	524,301	0.1%
Wisconsin	7,678,594	0.9%
Wyoming	504,220	0.1%
Total:	824,907,636	100%

Geographic Distribution-MSAs
MSA	Balance
Abilene TX MSA	65,494	0.01%
Akron, OH	2,280,637	0.28%
Albany-Schenectady-Troy, NY	949,932	0.12%
Albuquerque NM MSA	2,137,999	0.26%
Alexandria LA MSA	65,177	0.01%
Allentown-Bethlehem-Easton PA MSA	971,292	0.12%
Altoona PA MSA	114,951	0.01%
Amarillo, TX	59,950	0.01%
Anchorage AK MSA	569,474	0.07%
Ann Arbor MI PMSA	203,495	0.03%
Anniston AL MSA	480,810	0.06%
Appleton-Oshkosh-Neenah, WI	1,000,212	0.12%
Asheville NC MSA	702,758	0.09%
Atlanta, GA	12,977,269	1.57%
Atlantic-Cape May, NJ	606,695	0.07%
Augusta-Aiken GA-SC MSA	67,091	0.01%
Austin-San Marcos, TX	852,857	0.10%
Bakersfield CA MSA	5,643,633	0.68%
Baltimore, MD	12,283,167	1.49%
Bangor ME NECMA	477,518	0.06%
Baton Rouge, LA	709,499	0.09%
Bellingham WA MSA	314,936	0.04%
Bergen-Passaic, NJ	1,570,732	0.19%
Billings MT MSA	528,801	0.06%
Biloxi-Gulfport-Pascagoula, MS	202,917	0.03%
Birmingham, AL	1,190,934	0.14%
Bismarck ND MSA	163,775	0.02%
Bloomington IN MSA	140,021	0.02%
Bloomington-Normal IL MSA	81,458	0.01%
Boise City, ID	2,382,741	0.29%
Boston-Wrcstr-Lwrnce-Lowll-Brcktn, MA-NH	6,136,770	0.74%
Boulder-Longmont CO PMSA	1,473,483	0.18%
Brazoria TX PMSA	479,304	0.06%
Bremerton WA PMSA	910,484	0.11%
Brownsville-Harlingen-San Benito TX MSA	327,742	0.04%
Buffalo-Niagara Falls, NY	191,032	0.02%
Burlington VT NECMA	279,599	0.03%
Canton-Massillon, OH	481,671	0.06%
Casper WY MSA	258,915	0.03%
Cedar Rapids, IA	199,725	0.02%
Charleston-North Charleston, SC	1,837,424	0.22%
Charlottesville VA MSA	327,750	0.04%
Charlotte-Gastonia-Rock Hill, NC-SC	3,674,353	0.45%
Chattanooga, TN-GA	335,581	0.04%
Chicago IL PMSA	44,883,977	5.44%
Chico-Paradise CA MSA	547,252	0.07%
Cincinnati, OH-KY-IN	5,701,282	0.69%
Clarksville-Hopkinsville TN-KY MSA	104,854	0.01%
Cleveland-Lorain-Elyria, OH	2,701,110	0.33%
Columbia MO MSA	164,715	0.02%
Columbia, SC	451,952	0.06%
Columbus GA-AL MSA	335,795	0.04%
Columbus OH MSA	5,558,018	0.67%
Corpus Christi, TX	175,724	0.02%
Cumberland MD-WV MSA	98,920	0.01%
CO Springs, CO	2,182,721	0.27%
Dallas TX PMSA	3,860,585	0.47%
Davenport-Moline-Rock Island, IA-IL	927,013	0.11%
Daytona Beach, FL	3,601,371	0.44%
Dayton-Springfield, OH	1,296,654	0.16%
Decatur AL MSA	207,972	0.03%
Decatur IL MSA	57,995	0.01%
Denver CO PMSA	11,906,429	1.44%
Des Moines, IA	837,389	0.10%
Detroit MI PMSA	12,930,432	1.57%
Dover DE MSA	325,264	0.04%
Duluth-Superior MN-WI MSA	760,282	0.09%
El Paso, TX	108,296	0.01%
Elkhart-Goshen IN MSA	92,990	0.01%
Enid OK MSA	57,875	0.01%
Erie PA MSA	107,082	0.01%
Eugene-Springfield, OR	741,296	0.09%
Evansville-Henderson IN-KY MSA	109,942	0.01%
Fayetteville NC MSA	130,562	0.02%
Fayetteville-Springdale-Rogers AR MSA	422,290	0.05%
Flint MI PMSA	118,026	0.01%
Florence SC MSA	79,775	0.01%
Fort Collins-Loveland CO MSA	456,645	0.06%
Fort Lauderdale, FL	22,298,999	2.70%
Fort Myers-Cape Coral, FL	7,718,081	0.94%
Fort Pierce-Port St. Lucie FL MSA	3,495,610	0.42%
Fort Walton Beach FL MSA	174,251	0.02%
Fort Wayne, IN	425,021	0.05%
Fort Worth-Arlington TX PMSA	1,676,589	0.20%
Fresno CA MSA	4,737,544	0.57%
Gainesville, FL	253,697	0.03%
Galveston-Texas City TX PMSA	701,912	0.09%
Gary, IN	175,791	0.02%
Grand Junction CO MSA	510,157	0.06%
Grand Rapids-Muskegon-Holland, MI	1,149,768	0.14%
Greeley CO PMSA	933,718	0.11%
Green Bay, WI	280,381	0.03%
Greensboro-Winston Salem-High Point, NC	1,197,909	0.15%
Greenville NC MSA	206,434	0.03%
Greenville-Spartanburg-Anderson, SC	942,429	0.11%
Hagerstown MD PMSA	1,195,487	0.15%
Hamilton-Middletown OH PMSA	424,017	0.05%
Harrisburg-Lebanon-Carlisle PA MSA	608,020	0.07%
Hartford, CT	2,163,062	0.26%
Hattiesburg MS MSA	172,837	0.02%
Hickory-Morgantown-Lenoir NC MSA	182,401	0.02%
Honolulu, HI	2,751,855	0.33%
Houma LA MSA	122,409	0.02%
Houston, TX	5,959,092	0.72%
Huntington-Ashland WV-KY-OH MSA	469,556	0.06%
Huntsville AL MSA	597,580	0.07%
Indianapolis IN MSA	1,721,811	0.21%
Jackson MS MSA	1,777,522	0.22%
Jacksonville NC MSA	159,013	0.02%
Jacksonville, FL	4,481,436	0.54%
Jersey City, NJ	1,353,761	0.16%
Johnstown PA MSA	64,988	0.01%
Kalamazoo-Battle Creek, MI	506,151	0.06%
Kansas City, MO-KS	3,151,142	0.38%
Kenosha WI PMSA	491,694	0.06%
Killeen-Temple TX MSA	131,624	0.02%
Knoxville, TN	1,816,326	0.22%
Lafayette LA MSA	109,853	0.01%
Lakeland-Winter Haven FL MSA	2,293,438	0.28%
Lancaster PA MSA	880,699	0.11%
Lansing-East Lansing, MI	417,181	0.05%
Laredo TX MSA	490,558	0.06%
Las Cruces NM MSA	153,438	0.02%
Las Vegas NV-AZ MSA	28,150,541	3.41%
Lawton OK MSA	58,685	0.01%
Lexington, KY	1,235,588	0.15%
Lincoln, NE	87,585	0.01%
Little Rock-North Little Rock AR MSA	358,219	0.04%
Longview-Marshall TX MSA	108,421	0.01%
Los Angeles-Long Beach CA PMSA	50,720,917	6.15%
Louisville, KY-IN	1,437,689	0.17%
Lubbock TX MSA	191,844	0.02%
Lynchburg VA MSA	116,670	0.01%
Macon GA MSA	527,024	0.06%
Madison, WI	531,209	0.06%
McAllen-Edinburg-Mission TX MSA	1,218,676	0.15%
Medford-Ashland OR MSA	1,320,394	0.16%
Melbourne-Titusville-Palm Bay, FL	1,463,449	0.18%
Memphis TN-AR-MS MSA	2,565,954	0.31%
Merced CA MSA	1,487,650	0.18%
Miami, FL	16,692,627	2.02%
Middlesex-Somerset-Hunterdon NJ PMSA	5,740,178	0.70%
Milwaukee-Waukesha, WI	3,638,854	0.44%
Minneapolis-St. Paul, MN-WI	8,946,697	1.09%
Missoula MT MSA	508,447	0.06%
Mobile, AL	907,273	0.11%
Modesto CA MSA	7,089,016	0.86%
Monmouth-Ocean, NJ	4,136,194	0.50%
Monroe LA MSA	132,779	0.02%
Myrtle Beach, SC	1,372,733	0.17%
Naples, FL	1,014,828	0.12%
Nashville, TN	2,268,382	0.28%
Nassau-Suffolk, NY	1,595,254	0.19%
New Haven-Brdgprt-Stmfrd-Dnbry-Wtrbry,CT	3,720,485	0.45%
New London-Norwich CT NECMA	343,629	0.04%
New Orleans, LA	743,610	0.09%
New York, NY	7,246,344	0.88%
Newark NJ PMSA	3,321,512	0.40%
Newburgh NY-PA PMSA	371,530	0.05%
Norfolk-Virginia Beach-Newport News VA-NC MSA	8,369,193	1.02%
NA	36,490,541	4.42%
Oakland CA PMSA	14,830,924	1.80%
Ocala, FL	1,472,896	0.18%
Odessa-Midland TX MSA	156,163	0.02%
Oklahoma City, OK	1,576,207	0.19%
Olympia WA PMSA	656,220	0.08%
Omaha, NE-IA	280,587	0.03%
Orange County CA PMSA	23,932,676	2.90%
Orlando FL MSA	19,213,393	2.33%
Panama City FL MSA	222,280	0.03%
Parkersburg-Marietta WV-OH MSA	70,468	0.01%
Pensacola FL MSA	537,871	0.07%
Peoria-Pekin, IL	180,222	0.02%
Philadelphia, PA-NJ	15,369,160	1.86%
Phoenix-Mesa AZ MSA	38,093,108	4.62%
Pine Bluff AR MSA	99,857	0.01%
Pittsburgh, PA	1,944,246	0.24%
Pocatello ID MSA	63,889	0.01%
Portland-Vancouver, OR-WA	15,649,350	1.90%
Portland, ME	200,688	0.02%
Providence-Warwick-Pawtucket, RI	1,535,321	0.19%
Provo-Orem, UT	2,187,680	0.27%
Pueblo CO MSA	580,529	0.07%
Punta Gorda FL MSA	570,270	0.07%
Raleigh-Durham-Chapel Hill, NC	1,030,692	0.13%
Reading PA MSA	918,314	0.11%
Redding CA MSA	438,279	0.05%
Reno NV MSA	3,846,657	0.47%
Richland-Kennewick-Pasco, WA	194,607	0.02%
Richmond-Petersburg, VA	3,044,589	0.37%
Riverside-San Bernardino CA PMSA	47,748,582	5.79%
Roanoke VA MSA	170,284	0.02%
Rochester MN MSA	267,032	0.03%
Rochester, NY	64,841	0.01%
Rockford IL MSA	1,176,281	0.14%
Sacramento CA PMSA	12,877,316	1.56%
Saginaw-Bay City-Midland, MI	189,867	0.02%
Salem OR MSA	1,106,380	0.13%
Salinas CA MSA	5,004,825	0.61%
Salt Lake City-Ogden, UT	4,152,296	0.50%
San Angelo TX MSA	49,926	0.01%
San Antonio, TX	468,176	0.06%
San Diego, CA	12,462,117	1.51%
San Francisco, CA	1,494,961	0.18%
San Jose, CA	8,687,539	1.05%
Santa Cruz-Watsonville CA PMSA	3,877,827	0.47%
Santa Fe NM MSA	271,108	0.03%
Santa Rosa CA PMSA	889,756	0.11%
Sarasota-Bradenton FL MSA	2,811,189	0.34%
Savannah GA MSA	305,648	0.04%
Scranton--Wilkes-Barre-Hazleton PA MSA	905,997	0.11%
Seattle-Bellevue-Everett, WA	14,711,347	1.78%
Shreveport-Bossier City, LA	89,901	0.01%
South Bend, IN	365,092	0.04%
Spokane WA MSA	1,757,513	0.21%
Springfield, IL	339,787	0.04%
Springfield, MA	561,060	0.07%
Springfield, MO	457,436	0.06%
Steubenville-Weirton OH-WV MSA	111,431	0.01%
Stockton-Lodi CA MSA	7,612,586	0.92%
St. Cloud MN MSA	254,431	0.03%
St. Joseph MO MSA	67,853	0.01%
St. Louis, MO-IL	3,277,894	0.40%
Sumter SC MSA	206,714	0.03%
Syracuse, NY	187,408	0.02%
Tacoma WA PMSA	3,626,361	0.44%
Tallahassee FL MSA	1,294,854	0.16%
Tampa-St. Petersburg-Clearwater FL MSA	15,987,032	1.94%
Terre Haute IN MSA	66,418	0.01%
Toledo, OH	658,104	0.08%
Topeka, KS	180,591	0.02%
Trenton, NJ	608,091	0.07%
Tucson, AZ	4,145,480	0.50%
Tulsa OK MSA	1,141,219	0.14%
Vallejo-Fairfield-Napa CA PMSA	2,210,430	0.27%
Ventura CA PMSA	4,872,002	0.59%
Vineland-Millville-Bridgeton NJ PMSA	245,908	0.03%
Visalia-Tulare-Porterville CA MSA	2,118,772	0.26%
Washington DC-MD-VA-WV PMSA	32,248,689	3.91%
Wausau WI MSA	80,672	0.01%
West Palm Beach-Boca Raton FL MSA	8,385,647	1.02%
Wichita, KS	566,882	0.07%
Wilmington NC MSA	321,260	0.04%
Wilmington-Newark, DE-MD	1,348,087	0.16%
Yakima WA MSA	313,823	0.04%
York PA MSA	964,825	0.12%
Youngstown-Warren, OH	172,105	0.02%
Yuba City CA MSA	2,371,265	0.29%
Yuma AZ MSA	591,176	0.07%
Total:	824,907,636	100%